EXHIBIT 10.4

                            FIRST AMENDMENT TO LEASE

     THIS FIRST AMENDMENT TO LEASE ("Amendment") is made and entered into to be effective as of April 4, 2000, by and between Enterprise Properties, L.L.C., a Missouri limited liability company ("Lessor"), and Pharmacy Buying Association, Inc., a Missouri corporation ("Lessee"), who agrees as follows:

     WHEREAS, Lessor and Lessee are parties to that certain Office Building Lease dated as of July 7, 1999 (the "Lease"), pursuant to which Lessor leases to Lessee certain Premises described as Suite 100, located on the 1st floor of the building located at 1575 Universal Avenue, Kansas City, MO 64120 (the "Building"); and

     WHEREAS, Lessee desires to expand the Premises to include an additional 1,055 r/s/f (approx.) of continuous space in the Building (the "Expansion Space") (to be carved out of adjacent Suite 110), and to concurrently extend the Term of the Lease; and

     NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, receipt of which is hereby acknowledged, subject to all of the terms, covenants and conditions herein and in the Lease, the parties agree that the Lease shall be and hereby is modified, amended and superseded in the following particulars:

     1 DEFINED TERM. Each capitalized term used in this Amendment shall have the same meaning as is ascribed to such capitalized term in the Lease, unless otherwise modified herein.

     2 PREMISES. Effective as of June 1, 2000 (subject only to Lessor remodeling and delivering control over the Expansion Space to Lessee as provided herein), the Premises will be deemed expanded to include the Expansion Space. As expanded, the Premises shall be deemed to comprise 5,811 r/s/f in total, which shall all be referred to as Suite 100 (the Premises, as expanded, is depicted on Exhibit "A" attached hereto).

     3 CONDITION OF PREMISES; REMODELING. Lessee hereby acknowledges that Lessee occupies and is conducting its business in the Suite 100 portion of the Premises and hereby confirms that the Premises, as will be expanded, are in good order and repair and satisfactory condition, and are hereby accepted in "AS IS" and "WHERE IS" condition and configuration. Lessor, at its cost, shall complete the following minor remodeling improvements in the Expansion Space:

     (a)  remove approximately 10' of interior wall;
     (b)  remove door leading into  adjacent  vacant space (the balance of Suite
          110) and close door opening;
     (c) create new drywall opening to combine the Expansion Space with the original Premises;
     (d)  paint ceiling grid and replace ceiling tile with building standard;
     (e)  replace carpet and base with new building standard; and
     (f)  paint all walls and doorframes with two coats of latex paint.


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     In addition, at its cost, Lessor shall provide new building standard carpet and base in that portion of the original Premises which is directly adjacent to the Expansion Space (approximately 460 s/f). The parties acknowledge that Lessee shall have possession and occupy and be in control of the Premises during the course of any such remodeling work. All such work shall be done during normal working hours, and coordinated by and through Lessor and/or contractors engaged by Lessor.

     4 EXTENSION OF LEASE TERM. The term of the Lease is hereby extended to run through and expire on June 30, 2003.

     5 BASE RENT. Through the balance of the Lease Term, the Base Rent shall be adjusted to be payable in the following amounts:

                                                                    Monthly
                                                                   Base Rent
         (a)      through May 31, 2000 (unchanged @):              $4,557.83
         (b)      from June 1, 2000 through December 31, 2000:     $5,568.88
         (c)      from January 1, 2001 through December 31, 2001:  $5,811.00
         (d)      from January 1, 2002 through June 30, 2003:      $6,053.12

     6  PRO-RATA  SHARE;  BASE  YEAR.  Effective  as of June 1,  2000,  Lessee's
Pro-Rata Share (for computing  Excess  Operating  Expenses and Excess Taxes,  if any) shall be deemed to be 16.6% (the Building is comprised of approximately 34,978 r/s/f). Lessee's Base year shall remain the calendar year 1999.

     7 TERMINATION OF OPTIONS. Any and all options, including but not limited to rights of first refusal, extension options and/or early termination options, which may have been applicable during any prior Lease Term, are hereby terminated and deemed inapplicable and of no further force or effect.

     8 RATIFICATION; ESTOPPEL; BINDING EFFECT. Lessee hereby acknowledges that Lessee occupies and is conducting its business in the Premises and the Premises, as currently constituted, are in good order and repair and satisfactory condition and are accepted in their "as-is" "where-is" condition and configuration. Lessee hereby confirms that the Lease is in full force and effect, has not been changed, modified or amended, except as summarized above, and is free from default by Lessor and/or Lessee. Lessee is not aware and has no notice of any claim, litigation or proceeding pending or threatened against the Premises or the Building or relating to the Lease, and there are no claims or basis for allowances, concessions, offsets or entitlement under the Lease or against Lessor or otherwise. Lessee is not aware of and has no notice of any violation of any law or statute, code, ordinance or directive relating to the use or conditions of the Premises or the Building or Lessee's operations therein, and Lessee confirms that Lessee accepts the "as is" "where is" condition and configuration of the Premises. Except as specifically amended as provided herein, the Lease is hereby ratified and confirmed by the parties and shall remain unchanged and in full force and effect for the Term, as extended, subject to the terms and provisions thereof and hereof.

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     9 BROKER.  Lessee  represents  to Lessor that Lessee has not dealt with any real estate broker, salesperson or finder in connection with the negotiation of this Amendment other than Jury & Associates, Inc., and no other person or entity representing Lessee is entitled to any compensation or commission in connection herewith. Lessor shall be responsible for any commission due the above broker and/or any other broker with whom Lessor has dealt.

     10 SUBMISSION. Submission of this Amendment by Lessor or Lessee for examination and/or execution shall not in any manner bind Lessor and no obligation on Lessor shall arise under this Amendment until and unless this Amendment is accepted and signed by an authorized agent of Lessor.

     11 BINDING EFFECT. The Lease, as hereby amended, shall continue in full force and effect, subject to the terms and provisions thereof and hereof, and shall be binding upon and inure to the benefit of Lessor, Lessee and their respective successors and permitted assigns.

     12 CONFLICT; INTERPRETATION. In the event of any conflict between the terms of the Lease and the terms of this ------------------------- Amendment, the terms of this Amendment shall control.

     IN WITNESS WHEREOF, the parties have executed this AMENDMENT TO LEASE to be effective as of the date first set forth above.

Lessor:                                 Lessee:

Enterprise Properties, L.L.C.,          Pharmacy Buying Association, Inc.
a Missouri limited liability company    a Missouri corporation

By:                                     By:
   ----------------------------------      -------------------------------------
     Paul P. Denzer, its Manager           Nick Smock, its President and CEO/CFO


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